As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAGENEBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1697316
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

(858) 345-6265

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ImageneBio, Inc. Amended and Restated 2025 Equity Incentive Plan

(Full title of the plans)

Kristin Yarema, Ph.D.

Chief Executive Officer

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

(858) 345-6265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Asa M. Henin, Esq.

Brittany K. Wightman, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by ImageneBio, Inc. (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered its shares of common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) under the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November  12, 2025 (File No. 333-291449) and March  10, 2026 (File No. 333-294174) (the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 10, 2026 (the “2025 Annual Report”);

(b)	the information specifically incorporated by reference into the 2025 Annual Report from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 30, 2026;

(c)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 7, 2026 and August 5, 2026, respectively;

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2026, March 17, 2026, April 13, 2026, June 17, 2026, June 26, 2026 and July 23, 2026; and

(e)	the description of the Registrant’s Common Stock contained in Exhibit 4.4 to the 2025 Annual Report, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2021).

4.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant, dated July 25, 2025 (Stock Split Amendment) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2025).

4.3	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant, dated July 25, 2025 (Name Change Amendment) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K,filed with the Commission on July 29, 2025).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2021).

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	The Registrant’s Amended and Restated 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on June 17, 2026).

99.2	Forms of Option Award Notice, Option Agreement and Notice of Exercise under the Registrant’s 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2025).

99.3	Forms of Restricted Stock Unit Grant Notice and Unit Award Agreement under the Registrant’s 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2025).

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of August 2026.

IMAGENEBIO, INC.

By:	/s/ Kristin Yarema
Name:	Kristin Yarema, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristin Yarema, Ph.D. as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kristin Yarema Kristin Yarema, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2026

/s/ Yanina Grant	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2026
Yanina Grant

/s/ Jonathan Jian Wang Jonathan Jian Wang, Ph.D., MBA	Chair of the Board	August 5, 2026

/s/ David P. Bonita David P. Bonita, M.D.	Lead Independent Director	August 5, 2026

/s/ Joseph P. Slattery Joseph P. Slattery	Director	August 5, 2026

/s/ Otello Stampacchia	Director	August 5, 2026
Otello Stampacchia, Ph.D.

/s/ Weiguo Su	Director	August 5, 2026
Weiguo Su, Ph.D.